                                                                     EXHIBIT 1.1

--------------------------------------------------------------------------------

                               PURCHASE AGREEMENT



                              Dated April 30, 2002



                                      among



                              COORS BREWING COMPANY



    (Fully and Unconditionally Guaranteed by Adolph Coors Company and certain subsidiaries of Adolph Coors Company)



                                       and



                        MORGAN STANLEY & CO. INCORPORATED



                                       and



                           J.P. MORGAN SECURITIES INC.



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                              COORS BREWING COMPANY
                    $850,000,000 6-3/8% Senior Notes due 2012
                               Purchase Agreement


Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Ladies and Gentlemen:

                  Coors Brewing Company, a Colorado corporation (the "ISSUER"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $850,000,000 principal amount of its 6-3/8% Senior Notes due 2012 (the "SECURITIES") to be guaranteed on a senior unsecured basis by Adolph Coors Company, a Colorado corporation (the "PARENT") and by each of the Issuer's subsidiaries listed on Schedule II hereto and such other subsidiaries as may be required from time to time pursuant to the Indenture (collectively, the "SUBSIDIARY GUARANTORS" and, with the Parent, the "GUARANTORS"). The Securities are to be issued pursuant to the provisions of an indenture dated as of May 7, 2002 (as supplemented by the First Supplemental Indenture dated as of May 7, 2002, the "INDENTURE") among the Issuer, the Guarantors and Deutsche Bank Trust Americas, as trustee (the "TRUSTEE").

                  The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

                  The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Issuer, the Guarantors and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

                  In connection with the sale of the Securities, the Issuer and the Parent have prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Parent. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents incorporated or deemed incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum but on or prior to the date that is the later of the Closing Date (as defined in Section 4) and the date on which all of the Securities shall have been sold by the Initial Purchasers with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  1. Representations and Warranties. Each of the Issuer and the Guarantors represents and warrants, and agrees with you that

                  (a) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in either Memorandum complied or will comply, as the case may be, when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder.

                  (b) The Preliminary Memorandum, as of its date and as of the date of any supplement or amendment thereto, does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales, as of its date and as of the date of any supplement or amendment thereto and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchasers and their expected actions in connection with the offering contemplated by the Memorandum that is furnished to the Issuer in writing by such Initial Purchasers through you expressly for use therein.

                  (c) Each of the Issuer and the Parent has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Issuer, the Parent and their subsidiaries (a "MATERIAL ADVERSE EFFECT"), taken as a whole.

                  (c) Each Subsidiary Guarantor has been duly organized, is validly existing and in good standing to (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Parent and its subsidiaries, taken as a whole; with respect to each of the Subsidiary Guarantors that is a corporation, all of the issued shares of capital stock of each such Subsidiary Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Issuer, free and clear of all liens, encumbrances, equities or claims and with respect to each of the Subsidiary Guarantors that is a limited liability partnership, all partnership interests are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

                  (f) The Securities have been duly authorized by the Issuer and the Guarantors and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer and the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors= rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (g) The Indenture has been guaranteed by the Guarantors and duly authorized and, when executed and delivered by the Issuer and the Guarantors, will be a valid and binding agreement of the Issuer and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors= rights generally and general principles of equity.

                  (h) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Issuer and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors= rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement that may be limited under applicable law.

                  (i) The execution and delivery by the Issuer and the Guarantors of, and the performance by the Issuer and the Guarantors of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any agreement or other instrument binding upon the Issuer or the Guarantors or any of their subsidiaries that is material to the Issuer or the Guarantors and their subsidiaries, taken as a whole, or any provision of applicable law or the certificate of incorporation or by-laws of the Issuer and the Guarantors, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, the Guarantors or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer and the Guarantors of their obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and (y) by Federal and state securities laws with respect to the Issuer's and the Guarantors' obligations under the Registration Rights Agreement.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Guarantors and their subsidiaries, taken as a whole, from that set forth in the Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or, to the knowledge of the Issuer and the Guarantors, threatened to which the Issuer, the Guarantors or any of their subsidiaries is a party or to which any of the properties of the Issuer, the Guarantors or any of their subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a Material Adverse Effect on the power or ability of the Issuer and the Guarantors to perform their obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Memorandum.

                  (l) The Issuer, the Guarantors and their subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                  (m) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (n) The Issuer and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Memorandum, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (o) Neither the Issuer, the Guarantors nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Issuer or the Guarantors have directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities
Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (p) Neither the Issuer, the Guarantors, nor their Affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Issuer, the Guarantors and their Affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Issuer and the Guarantors in this paragraph with respect to the Initial Purchasers.

                  (q) Assuming that the representations and warranties of the Initial Purchasers in Section 7 are true, correct and complete and assuming compliance by the Initial Purchasers with their covenants in Section 7, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (r) The Issuer, the Guarantors and their subsidiaries have good and marketable title in fee simple to all real property located in Golden, Colorado, the Shenandoah Valley in Virginia and Memphis, Tennessee owned by them, and good marketable title to all personal property owned by it, which is material to the business of the Issuer and the Guarantors, in each case free and clear of all liens, encumbrances and defects except such as are described in the Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer, the Guarantors and their subsidiaries except where failure to have such title would have a Material Adverse Effect, and any real property, sites and buildings held under lease by the Issuer, the Guarantors or their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Memorandum.

                  (s) The Parent and its subsidiaries have good and marketable title in fee simple to all real property located in the United Kingdom in Burton-on-Trent, Tadcaster, Cape Hill and Alton, owned by them, and good marketable title to all personal property associated therewith owned by them, which is material to the business of the Parent and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Parent and its subsidiaries except where failure to have such title would have a Material Adverse Effect, and any real property, sites and buildings held under lease by the Parent and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Memorandum.

                  (t) The Issuer, the Guarantors and their subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  2. Agreements to Sell and Purchase. The Issuer hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and

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warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.946% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date.

                  The Issuer hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Memorandum, offer, sell, contract to sell or otherwise dispose of any debt of the Issuer, or warrants to purchase debt or securities convertible or exchangeable into debt, of the Issuer substantially similar to the Securities (other than the sale of the Securities under this Agreement.)

                  3. Terms of Offering. You have advised the Issuer that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in this Agreement and the Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  4. Payment and Delivery. Payment for the Securities shall be made to the Issuer in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on May 7, 2002, or at such other date and time as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

                  Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor.

                  5. Conditions to the Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to (and including) the Closing Date:

                      (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Parent's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business

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         or operations of the Issuer, the Guarantors and their subsidiaries, taken as a whole, from that set forth in the Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Memorandum.

                  (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Parent, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Issuer and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that each of the Issuer and the Guarantors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Initial Purchasers shall have received on the Closing Date an opinion of Kirkland & Ellis, outside counsel for the Issuer and the Guarantors, dated the Closing Date substantially in the form of Exhibit A hereto.

                  (d) The Initial Purchasers shall have received on the Closing Date an opinion of Annita Menogan, Esq., Assistant General Counsel to the Issuer, dated the Closing Date substantially in the form of Exhibit B hereto.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Initial Purchasers, dated the Closing Date, covering the matters referred to in Sections 3 and 6 of Exhibit A and such other matters as the Initial Purchasers may reasonably require.

                  The opinions of Kirkland & Ellis and Annita Menogan, Esq. described in Section 5(c) and 5(d) above shall be rendered to the Initial Purchasers at the request of the Parent and shall so state therein.

                  (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers LLP, independent public accountants to the Issuer and the Guarantors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements, pro forma financial statements and certain financial information contained in, and incorporated by reference into, the Final Memorandum; provided, however, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

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                  (g) The Initial Purchasers shall have received on each of the date hereof and the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from KPMG, independent public accountants to the Issuer and the Guarantors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to certain pro forma and other financial information contained in, and incorporated by reference into, the Final Memorandum; provided, however, that the letter delivered on the Closing Date shall use a "cutoff date" not earlier than the date hereof.

                  (h) The Initial Purchasers shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                  6. Covenants of the Issuer and the Guarantors. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, each of the Issuer and the Guarantors covenants with each Initial Purchaser as follows:

                  (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Issuer's and the Guarantors= security holders and to you as soon as practicable an earnings statement of the Parent and its subsidiaries that satisfies the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Not to, nor to permit any affiliate (as defined in Rule 501 of Regulation D under the Securities Act, an "AFFILIATE") controlled by them to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) Not to, not to permit any Affiliate controlled by them to, solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of the Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) Not to, nor to permit their Affiliates controlled by them nor any person acting on their behalf (other than the Initial Purchasers) to, engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Issuer, the Guarantors and their Affiliates and each person acting on their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

                  (j) During the period of two years after the Closing Date, not to, and not to permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants to the Issuer and the Guarantors that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Issuer that
(i) it will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for the Securities only from, and will offer the Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (1) QIBs or (2) other institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("INSTITUTIONAL ACCREDITED INVESTORS") that, prior to their purchase of the Securities, deliver to such Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such

Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, with respect to offers and sales outside the United States, the Issuer and the Guarantors that:

                      (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Issuer or the Parent that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                      (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                      (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                      (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                      (v) such Initial Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (B) only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and (C) complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

                      (vi) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the final closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                  8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Issuer and the Guarantors agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:
(i) the fees, disbursements and expenses of counsel and accountants to the Issuer and the Guarantors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified,
(ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, and (vi) all other costs and expenses incident to the performance of the obligations of the Issuer and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Initial Purchasers will pay all costs of the preparation, issuance and delivery of the Securities and expenses, including fees and disbursements of their counsel. Each of the Issuer and the Guarantors agrees to pay the costs and expenses of the Issuer and the Guarantors relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Parent, travel and lodging expenses of the representatives and officers of the Parent and any such consultants, and the proportionate share of the cost of any aircraft chartered in connection with the road show.

                  9. Indemnity and Contribution. (a) The Issuer and the Guarantors agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Issuer or the Parent shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser and its expected actions in connection with the offering contemplated by the Memorandum that is furnished to the Issuer or Parent in writing by such Initial Purchaser through you expressly for use therein.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors, the officers of the Parent who sign the Registration Statement and each person, if any, who controls the Issuer and the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Issuer or the Parent shall have furnished any amendments or supplements thereto in accordance with the provisions of Section 6(b)), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Initial Purchaser and its expected actions in connection with the offering contemplated by the Memorandum that is furnished to the Issuer or Parent in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding

(including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 9(a), and by the Issuer and the Guarantors, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and Guarantors and the total discounts and commissions received by the Initial Purchasers in respect thereof, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                  (e) The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Issuer and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Issuer and the Guarantors, its officers or directors or any person controlling the Issuer and the Guarantors and (iii) acceptance of and payment for any of the Securities.

                  10. Termination. This Agreement shall be subject to termination by notice given by you to the Issuer and the Guarantors, if (a) after the execution and delivery of this Agreement and prior to the Closing Date
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Parent shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  11. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such nondefaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Issuer for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Issuer and the Guarantors. In any such case either you or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

                  If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Issuer and the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer and the Guarantors shall be unable to perform its obligations under this Agreement, the Issuer and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

                  12. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Initial

Purchasers, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: Michael Fusco, facsimile number 212-761-0783 and if sent to the Issuer, to Coors Brewing Company, 311 Tenth Street, Golden, Colorado 80401 attention: Annita Menogan, corporate secretary, facsimile number (303) 277-2601.

                  13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       COORS BREWING COMPANY


                                       By: /s/ W. LEO KIELY III
                                          --------------------------------------
                                          Name: W. Leo Kiely III
                                          Title: Chief Executive Officer


                                       ADOLPH COORS COMPANY


                                       By: /s/ W. LEO KIELY III
                                          --------------------------------------
                                          Name: W. Leo Kiely III
                                          Title: Vice President


                                       COORS DISTRIBUTING COMPANY


                                       By: /s/ RON TRYGGESTAD
                                          --------------------------------------
                                          Name: Ron Tryggestad
                                          Title: Assistant Treasurer


                                       COORS INTERNATIONAL MARKET
                                       DEVELOPMENT, L.L.L.P.


                                       By: COORS CARIBE, INC.
                                           Title: General Partner


                                       By: /s/ ROBERT D. KLUGMAN
                                          --------------------------------------
                                          Name: Robert D. Klugman
                                          Title: President

                                       COORS WORLDWIDE, INC.


                                       By: /s/ RONALD A. TRYGGESTAD
                                          --------------------------------------
                                          Name: Ronald A. Tryggestad
                                          Title: Assistant Treasurer


                                       COORS CARIBE, INC.


                                       By: /s/ ROBERT D. KLUGMAN
                                          --------------------------------------
                                          Name: Robert D. Klugman
                                          Title: President

                                       Accepted as of the date hereof
                                       MORGAN STANLEY & CO. INCORPORATED

                                       Acting severally on behalf of itself and the several Initial Purchasers named in
                                       Schedule I hereto

                                       By: Morgan Stanley & Co. Incorporated


                                       By: /s/ MIKE FUSCO
                                          --------------------------------------
                                          Name: Mike Fusco
                                          Title: Executive Director


                                       Accepted as of the date hereof
                                       J.P. Morgan Securities Inc.

                                       Acting severally on behalf of itself and
                                       the several Initial Purchasers named in
                                       Schedule I hereto
                                       By: J.P. Morgan Securities Inc.


                                       By: /s/ MARIA SRAMEK
                                          --------------------------------------
                                          Name: Maria Sramek
                                          Title: Vice President